Exhibit 99.1

BRISTOL-MYERS SQUIBB TO ACQUIRE ADNEXUS THERAPEUTICS

Bristol-Myers Squibb to advance biologics strategy through targeted biologics acquisition

Princeton, N.J. and Waltham, Mass., September 24, 2007 – Bristol-Myers Squibb Company (NYSE: BMY) and Adnexus™ Therapeutics announced today the companies have signed a definitive agreement under which Bristol-Myers Squibb will acquire privately held Adnexus Therapeutics, developer of a new therapeutic class of biologics called Adnectins™. The acquisition of Adnexus will help advance Bristol-Myers Squibb’s biologics strategy across multiple therapeutic areas and includes a Phase I oncology biologic, Angiocept™. Adnexus Therapeutics will become a subsidiary of Bristol-Myers Squibb and remain based in Waltham, Massachusetts.

Under the terms of the agreement Bristol-Myers Squibb will acquire all of Adnexus’ issued and outstanding shares of capital stock and stock equivalents in an all-cash transaction for a gross purchase price of $430 million, with the net purchase price being $415 million after deducting Adnexus’ net cash balance at closing. In addition, there is an earn-out structure which could result in Bristol-Myers Squibb paying an additional amount of approximately $75 million, in three increments of approximately $25 million each, in the event certain development and regulatory milestones are achieved. The closing of the transaction is subject to customary regulatory approvals.

Adnectins are a proprietary class of targeted biologics developed by Adnexus. PROfusion™ is Adnexus’ proprietary protein design engine, with which trillions of protein variations can be engineered at one time. Angiocept is an Adnectin designed to be an anti-angiogenic drug and is currently in Phase I development.

“Bringing Adnexus into the Bristol-Myers Squibb family builds upon a successful and productive collaboration between the two companies in oncology and is an important step in accelerating the strategic transformation of our pharmaceutical business to a biopharma business model,” said Jim Cornelius, chief executive officer, Bristol-Myers Squibb. “Biologics are one cornerstone of our growth strategy. This investment in biologics discovery complements our continued investment in a growing biologics pipeline and portfolio, and will benefit from our expanding biologics manufacturing capabilities, both at our existing site in Syracuse, New York, and our future large-scale bulk biologics facility in Devens, Massachusetts.”

“Adnectins and the PROfusion technology are among the most exciting next generation biologics platforms currently in development,” said Elliott Sigal, M.D., Ph.D., executive vice president and chief scientific officer, Bristol-Myers Squibb. “By uniting Adnexus’ innovation and discovery expertise with our internal capabilities in oncology and other therapeutic areas, we intend to fuel the company’s biologic growth strategy and importantly, deliver innovative new treatment options for patients.”

“This is an exciting milestone for our scientists, investors, and company and is a unique opportunity to further accelerate advancement of Adnectin-based medicines and our lead product, Angiocept,” said John Mendlein, Ph.D., J.D., CEO of Adnexus. “We are proud to bring the strength of our science, team, and intellectual property to Bristol-Myers Squibb. We have enjoyed a highly productive and collaborative relationship to date, and look forward to helping Bristol-Myers Squibb advance its innovative pipeline.”

For Adnexus, Lehman Brothers served as the financial advisor, Wilmer Hale provided legal counsel to the company, and Cooley Godward Kronish LLP advised Adnexus investors Atlas Venture, Flagship Ventures, HBM BioVentures, Polaris Venture Partners, and Venrock in connection with this transaction. For Bristol-Myers Squibb, Morgan Stanley acted as financial advisor with Cravath, Swain & Moore LLP serving as legal advisor.

About the New Adnectin Product Class and the PROfusion System

Adnectins are an emerging, proprietary protein therapeutic class that can be designed to address a broad range of diseases. They are based on human fibronectin, an extracellular protein that is naturally abundant in human serum. The intrinsic properties of an Adnectin align with the properties needed to make a successful drug, including high potency, specificity, stability, favorable half life, and high yield E. coli production.

Adnectins are designed using PROfusion, Adnexus’ patented protein design engine, to achieve high potency and specificity for a therapeutic target while simultaneously selecting for ideal pharmaceutical product characteristics. PROfusion enables Adnexus to screen trillions of unique Adnectins for each drug discovery program to “redirect” naturally occurring human fibronectin to act as a protein therapeutic. This greatly accelerates Adnectin drug discovery and development.

Adnexus is the exclusive developer of Adnectins. Adnexus solely owns an Adnectin patent estate containing issued and pending patent properties to fundamental Adnectin forms. Because Adnectins have a different origin than antibodies, they are not bound by traditional antibody patents. In addition, Adnexus exclusively controls its patented PROfusion protein design engine. Adnexus has more than 100 issued and pending patent properties relating to Adnectins and PROfusion.

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care products company whose mission is to extend and enhance human life. For more information, please visit www.bms.com.

About Adnexus Therapeutics

Adnexus Therapeutics is focused on generating vital medicines through the discovery, development, and commercialization of its broadly applicable new therapeutic class, Adnectins. Adnexus’ lead product candidate, Angiocept (CT-322), is in Phase 1 clinical development in oncology in the United States. The company also has a pipeline of other Adnectin products in preclinical research across multiple therapeutic areas. Adnectins are designed and optimized using PROfusion, the company’s patented protein design engine that uniquely enables rapid optimization of protein therapeutics. The company is funded by five leading venture capital firms: Atlas Venture, Flagship Ventures, HBM BioVentures, Polaris Venture Partners, and Venrock. For more information, please visit www.adnexustx.com.

Bristol-Myers Squibb Forward-Looking Statement

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, relating to the acquisition of Adnexus Therapeutics by Bristol-Myers Squibb Company, the discovery, development and commercialization of biologics products, and Bristol-Myers Squibb Company’s strategies. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among other risks, there can be no guarantee that the acquisition described in this release will receive all necessary regulatory approvals, that the acquisition will be completed, or if it is completed, that it will close by the timelines described in this release. If the acquisition is completed, there can be no guarantee that the development and regulatory milestones mentioned in this release will be achieved. Additionally, there can be no assurances that the Adnectin and PROfusion technologies described in this release will ultimately contribute to the growth of Bristol-Myers Squibb Company and its biologics business. There can be no guarantee that the Adnectin and PROfusion technologies will contribute to the discovery, development and commercialization of new biologic products, or if such products are commercialized, that they will be commercially successful. In addition, the Phase 1 oncology biologic described in this release, Angiocept, is subject to all the risks inherent in the drug development process, and there can be no assurance that the development of Angiocept will be successful, that it will ultimately receive regulatory approval, or that if it receives such approvals, that Angiocept will be commercially successful. Forward-looking statements in the press release should be evaluated together with the many uncertainties that affect Bristol-Myers Squibb’s business, particularly those identified in the cautionary factors discussion in Bristol-Myers Squibb’s Annual Report on Form 10-K for the year ended December 31, 2006, its Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For information contact:

Bristol-Myers Squibb Investor Relations Contact:

John Elicker

Investor Relations

212-546-3775

john.elicker@bms.com

Bristol-Myers Squibb Media Contacts:

Tony Plohoros

Corporate Communications

609-252-7938

tony.plohoros@bms.com

Jennifer Fron Mauer

R&D Communications

215-801-7004 (cell)

jennifer.mauer@bms.com

Adnexus Corporate Contact:

Katrine Bosley

Vice President Business Development

Adnexus Therapeutics, Inc.

781-891-3745

pr@adnexustx.com

Adnexus Media Contact:

Paul Kidwell

Suda Communications

617-296-3854

paulkidwell@comcast.net

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